                                                                     EXHIBIT 4.6

                                WAIVER AGREEMENT

              WAIVER AGREEMENT, dated as of September 25, 2001, among Mercury Air Group, Inc., a New York corporation (the "Company"), J. H. Whitney Mezzanine Fund, L.P., a Delaware limited partnership ("WMF"), and each of the corporations which are signatories hereto listed as Guarantors (each a "Guarantor"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Purchase Agreement referred to below.

                              W I T N E S S E T H :

              WHEREAS, the Company and WMF are parties to a Securities Purchase Agreement, dated as of September 10, 1999 (as amended, modified or supplemented through the date hereof, the "Purchase Agreement"); and

              WHEREAS, the Company has requested that WMF provide the waiver provided for herein, and WMF has agreed to provide such waiver on the terms and conditions set forth herein;

              WHEREAS, the Guarantors are parties to the Guaranty.

              NOW, THEREFORE, it is agreed:

              1. Pursuant to Section 9.8(a) of the Purchase Agreement, the Company has agreed that it will not permit Interest Coverage for the Company and its Subsidiaries, on a consolidated basis, for the twelve-month period ending on June 30, 2001 to be less than 3.50:1.00. The Company has advised WMF that as for the twelve month period ended June 30, 2001 Interest Coverage covered for the Company and its Subsidiaries, on a consolidated basis was 3.22:1.0, and has requested that WMF waive compliance by the Company with the covenant set forth in Section 9.8(a). WMF hereby waives compliance by the Company and its Subsidiaries with the covenant set forth in Section 9.8(a), subject to the satisfaction of each of the conditions set forth below:

                     (a) delivery to WMF of original counterpart signature pages of this Waiver Agreement, duly executed and delivered by WMF, the Company, and each of the Guarantors; and

                     (b) payment by the Company of all fees and expenses of WMF special counsel in connection with the transaction contemplated by this Waiver Agreement.

              2. For purposes of the Guaranty, by their respective signatures below, each Guarantor hereby consents and agrees to the entering into of this Waiver Agreement and acknowledges and affirms that the Guaranty (as amended, modified or supplemented prior to the date hereof) remains in full force and effect in accordance with its terms on the date hereof and after giving effect to this Waiver Agreement.

              3. This Waiver Agreement is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Purchase Agreement or any of the other Transaction Documents.

              4. In order to induce WMF to enter into this Waiver Agreement, the Company hereby represents and warrants that no default under any of the Transaction Documents or Event of Default exists or will exist as of the date hereof.

              5. This Waiver Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be delivered to WMF.

              6. THIS WAIVER AGREEMENT AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND ENFORCED UNDER, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS OR INSTRUMENTS ENTERED INTO AND PERFORMED ENTIRELY WITHIN SUCH STATE.

              7. This Waiver Agreement shall become effective when each of the Company, the Guarantors and WMF shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of telecopier) the same to WMF at its address listed in the Purchase Agreement.

              8. The Company will pay all expenses of WMF (including fees, charges and disbursements of counsel) in connection with this Waiver Agreement.

              9. From and after the effective date of this Waiver Agreement, all references in the Purchase Agreement and each of the other Transaction Documents to the Purchase Agreement shall be deemed to be references to the Purchase Agreement after giving effect to this Waiver Agreement.

                           [INTENTIONALLY LEFT BLANK]

              IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Waiver Agreement to be duly executed and delivered as of the date first above written.


                                        MERCURY AIR GROUP, INC.
                                        (A NEW YORK CORPORATION)

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:



                                        J. H. WHITNEY MEZZANINE FUND, L.P.

                                        By:  Whitney GP, L.L.C.
                                             Its General Partner

                                        By
                                           -------------------------------------
                                             Name:
                                             A Managing Director

GUARANTORS:

MERCFUEL, INC.

By:
   ----------------------------------
Name:
Title:


MAYTAG AIRCRAFT CORPORATION

By:
   ----------------------------------
Name:
     --------------------------------
Title:
      -------------------------------


MERCURY AIR CARGO, INC.

By:
   ----------------------------------
Name:
     --------------------------------
Title:
      -------------------------------


AEG FINANCE CORPORATION

By:
   ----------------------------------
Name:
     --------------------------------
Title:
      -------------------------------


MERCURY AIR CENTERS, INC.

(F/K/A WOFFORD FLYING SERVICES, INC.)

By:
   ----------------------------------
Name:
     --------------------------------
Title:
      -------------------------------


HERMES AVIATION, INC.

By:
   ----------------------------------
Name:
     --------------------------------
Title:
      -------------------------------


VULCAN AVIATION, INC.

By:
   ----------------------------------
Name:
     --------------------------------
Title:
      -------------------------------


JUPITER AIRLINE AUTOMATION SERVICES, INC.
(F/K/A RPA AIRLINE AUTOMATION SERVICES, INC.)

By:
   ----------------------------------
Name:
     --------------------------------
Title:
      -------------------------------


MERCURY ACCEPTANCE CORPORATION

By:
   ----------------------------------
Name:
     --------------------------------
Title:
      -------------------------------


EXCEL CARGO, INC.

By:
   ----------------------------------
Name:
     --------------------------------
Title:
      -------------------------------

                      [SIGNATURE PAGE TO WAIVER AGREEMENT]